Exhibit 5.2

November [—], 2011

Imua Handling Corporation

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Imua Handling Corporation, a Hawaii corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) (Registration No. 333-                    ) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2011, under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc., a Delaware corporation (the “Company”), the Guarantor and the other guarantors named therein (collectively, the “Guarantors”). The Registration Statement relates to the registration of $14,993,612.00 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and $6,502,414.00 in aggregate principal amount of Series A Notes paid-in-kind in respect of interest on the Series A Notes (the “Additional Series A Notes”), $13,401,338.00 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”) and $5,811,879.00 in aggregate principal amount of Series B Notes paid-in-kind in respect to interest or make whole premium on the Series B Notes (the “Additional Series B Notes” and together with the Additional Series A Notes, the “Additional Notes”, and the Additional Notes together with the Initial Notes, the “Notes”), 161,339,531 shares of the Company’s common stock, par value $0.01 per share (the “Issued Common Shares”), 500,642,286 shares of the Company’s common stock, par value $0.01 per share (the “Issuable Common Shares) issuable in respect of the Notes and the guarantees of the Guarantors with respect to the Notes (collectively, the “Guarantees” and together with the Notes, the Issued Common Shares, and the Issuable Common Shares, the “Securities”), as described in the Registration Statement.

Imua Handling Corporation

November [—], 2011

The Series A Notes and Guarantees in respect to the Series A Notes were issued pursuant to an indenture (the “Series A Indenture”), dated as of July 22, 2011, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), the Series B Notes and Guarantees in respect of the Series B Notes were issued pursuant to an indenture dated July 22, 2011, by and among the Company, the Guarantors and the Trustee (the “Series B Indenture” and together with the Series A Indenture, the “Indentures”), and the Issued Common Shares were issued upon the automatic conversion of the Company’s Series B Convertible Preferred Stock on September 16, 2011 pursuant to a certificate of designations for such Series B Convertible Stock (the “Certificate of Designations” and together with the Indentures, the “Transaction Documents”) filed with the Secretary of State of Delaware on July 22, 2011 .

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Guarantor, (ii) minutes and records of the corporate proceedings of the Guarantor, (iii) the Registration Statement and the exhibits thereto, (iv) the Transaction Documents and (v) the Notes and the Guarantee of the Guarantor in respect to the Notes (the “Guarantee”).

Further, we have reviewed and examined the Certificate of Good Standing for the Guarantor dated September 23 , 2011, issued and certified by the Director of Commerce and Consumer Affairs of the State of Hawaii on such date (the “Certificate of Good Standing”), and have made such legal and factual examinations and have made such inquiries and examined such other documents as deemed necessary or appropriate for the purposes of this opinion.

In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other documents and instruments as we have deemed necessary or advisable for purposes of this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.

Imua Handling Corporation

November [—], 2011

We have also assumed that:

(i) the Registration Statement will be effective at the time the Securities are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby to the extent necessary;

(iii) all Securities will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement;

(iv) the Notes and the Guarantees will be issued and sold in accordance with, and in the form and containing the terms as set forth in, the Transaction Documents; and

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	The Guarantor is a corporation duly incorporated, validly existing and, based solely on the Certificate of Good Standing, in good standing under the laws of the State of Hawaii.

2.	The Guarantor has the corporate power to enter into and perform its obligations under the Indentures and the Guarantee.

3.	The execution and delivery of the Indenture sand the Guarantee by the Guarantor and the performance by the Guarantor of its obligations thereunder have been duly authorized by all necessary corporate action.

4.	The execution and delivery of the Indentures and the Guarantee by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of (i) the Articles of Incorporation or Bylaws of the Guarantor, or (ii) any law, rule or regulation of governmental authorities (other than those of counties, towns, municipalities and special political subdivisions) of the State of Hawaii (such laws, rules and regulations are referred to in the opinion as the “Applicable Laws”).

Imua Handling Corporation

November [—], 2011

5.	No consent, waiver, approval, authorization or order of any court or governmental authority of the State of Hawaii is required pursuant to any Applicable Law in connection with the Guarantor’s issuance of the Guarantee.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the State of Hawaii and the State of Hawaii case law decided thereunder; and (v) the “Blue Sky” laws and regulations of the State of Hawaii.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be sold from time to time by the holders thereof as contemplated by the Regulation Statement, and this opinion is limited to the laws, including the rules and regulations, of the State of Hawaii as in effect on the date on which the Registration Statement is declared effective by the Commission under the Securities Act, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of Hawaii be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and will be incorporated by reference in the Registration Statement. Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement with respect to the laws of the State of Hawaii. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

DAVID B. TONGG
for
KOBAYASHI, SUGITA & GODA